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                                                                    EXHIBIT 10.4

                            REVOLVING PROMISSORY NOTE

$500,000                                                     Evansville, Indiana
                                                                January 18, 2000

                  For Value Received, BAYFRONT VENTURES, a Florida General Partnership (the "Borrower"), promises to pay to the order of The National City Bank of Evansville, a national banking association (the "Bank") at its main office in Evansville, Indiana, or at such other place as Bank may from time to time designate in writing, on March 1, 2001, in lawful money of the United States of America, the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000), or so much thereof as remains unpaid (hereinafter the "Principal Balance") as may be evidenced by the Bank's liability ledger record on such date, together with interest on the Principal Balance remaining unpaid from time to time, from the date hereof until full payment hereof, at the rate per annum hereinafter specified, all in accordance with the terms hereinafter set forth.

                  This Note has a variable interest rate feature. Interest on the Note may change if the Index Rate (as hereinafter defined) changes. The Index Rate for this Note shall be the Wall Street Journal Prime Rate plus one percent. Interest on the outstanding Principal Balance shall be computed on the basis of actual days elapsed in a year of 360 days. Any change in the interest rate resulting from a change in the Index Rate shall be effective on the day the corresponding change is published in the Wall Street Journal. Borrower shall make interest payments monthly. Interest accruing on the Principal Balance during each calendar month shall be due and payable on the 10th day of the next succeeding month, commencing on February 10, 2000 and continuing on the 10th day of each and every month thereafter until paid in full. The entire remaining Principal Balance and all accrued interest thereon shall be paid in full on March 1, 2001.

                  The Bank shall send to the Borrower on the last day of each month a statement showing the principal actually advanced and unpaid and interest on such advanced and unpaid principal, as reflected by the Bank's liability ledger record for the Borrower for such month. The Bank's liability ledger record shall be presumed accurate until the contrary is established by the Borrower. The statement shall be in the form of a demand interest bill, and shall be deemed to be correct and accepted and conclusively binding upon the Borrower unless the Borrower notifies the Bank in writing of any error the Borrower contends is contained in such statement within thirty days after its receipt.

                  This Note is issued pursuant to a certain Loan Agreement dated January 18, 2000, between the Borrower and the Bank (the "Loan Agreement"). Under the Loan Agreement the Borrower may borrow, subject to the terms thereof, from the Bank and may repay and reborrow all or any part of said amount from time to time so long as the outstanding Principal Balance hereof never exceeds $500,000. This Note shall evidence each and every such borrowing.


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                  So long as the Bank remains obligated to make advances to the
Borrower pursuant to the Loan Agreement, the liability of the Borrower hereunder cannot be discharged by repayment of any or all advances made by the Bank to the Borrower.

                  If any Event of Default occurs under the Loan Agreement, the holder hereof may, at its option, by notice in writing to the Borrower, declare immediately due and payable the entire Principal Balance on this Note then outstanding and all interest thereon and the same shall be immediately due and payable without further notice or demand.

                  The Borrower hereby waives presentment, protest and notice of nonpayment and dishonor and agrees to pay all costs of collection, including reasonable attorneys' fees, in case any payment shall not be made in accordance with the provisions of this Note.

                  This Note shall be governed by the laws of the State of Indiana.

                                    BAYFRONT VENTURES

                                    By Concorde Cruises, Inc.
                                       Its General Partner

                                    By
                                      -----------------------------------------
                                      Its President

                                    and by

                                    GOLDCOAST ENTERTAINMENT CRUISES, INC.,
                                      Its General Partner

                                    By
                                      -----------------------------------------
                                      Its President


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